UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On January 15, 2015, Willdan Group, Inc. (the “Company”) and its wholly-owned subsidiary, Willdan Energy Solutions (“WES”), completed two separate acquisitions. The Company and WES acquired all of the outstanding shares of Abacus Resource Management Company (“Abacus”), an Oregon-based energy engineering company. In addition, the Company and WES also acquired substantially all of the assets of 360 Energy Engineers, LLC (“360 Energy”), a Kansas-based energy and engineering energy management consulting company.

Agreement to Acquire Abacus Resource Management Company

On January 15, 2015, the Company and WES acquired (the “Abacus Acquisition”) all of the outstanding shares of Abacus pursuant to a Stock Purchase Agreement, dated as of January 15, 2015 (the “Abacus Agreement”), by and among the Company, WES, Abacus and Mark Kinzer and Steve Rubbert (the “Abacus Shareholders”).

Pursuant to the terms of the Abacus Agreement, WES will pay the Abacus Shareholders a maximum purchase price of $6,150,000, consisting of (i) $2,500,000 in cash paid at closing (subject to certain post-closing adjustments), (ii) 75,758 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) equaling $1,000,000 based on the volume-weighted average price of shares of the Common Stock for the ten trading days immediately prior to, but not including, the closing date of the Abacus Acquisition, (iii) $1,250,000 aggregate principal amount of promissory notes issued to the Abacus Shareholders (further described in Item 2.03 below) and (iv) up to $1,400,000 in cash, payable at the end of the Company’s and WES’s 2015 and 2016 fiscal years, if certain financial targets of Abacus are met during such fiscal years.

The Abacus Agreement contains customary representations and warranties regarding WES, Abacus and the Abacus Shareholders, indemnification provisions and other provisions customary for transactions of this nature.

Agreement to Acquire 360 Energy Engineers, LLC

On January 15, 2015, the Company and WES acquired (the “360 Energy Acquisition” and, together with the Abacus Acquisition, the “Acquisitions”) substantially all of the assets of 360 Energy pursuant to an Asset Purchase Agreement, dated as of January 15, 2015 (the “360 Energy Agreement” and, together with the Abacus Agreement, the “Agreements”), by and among the Company, WES and 360 Energy.

Pursuant to the terms of the 360 Energy Agreement, WES will pay 360 Energy a maximum purchase price of $15,000,000, consisting of (i) $4,875,000 in cash paid at closing, (ii) 47,348 shares of Common Stock equaling $625,000 based on the volume-weighted average price of shares of the Common Stock for the ten trading days immediately prior to, but not including, the closing date of the 360 Energy Acquisition, (iii) $3,000,000 aggregate principal amount of promissory note issued to 360 Energy (further described in Item 2.03 below) and (iv) up to $6,500,000 in cash, payable at the end of the Company’s and WES’s 2015, 2016 and 2017 fiscal years, if certain financial targets of WES’s division made up of the assets acquired from, and former employees of, 360 Energy are met during such fiscal years. The Company provided a guaranty to 360 Energy (the “360 Energy Guaranty”) which guarantees WES’s obligations under the promissory note issued to 360 Energy (further described in Item 2.03 below).

The 360 Energy Agreement contains customary representations and warranties regarding the Company, WES and 360 Energy, covenants regarding the conduct of 360 Energy’s business prior to the consummation of the 360 Energy Acquisition, indemnification provisions and other provisions customary for transactions of this nature.

To finance the Acquisitions, the Company borrowed $2,000,000 under its delayed draw term loan facility. The Company used cash on hand to pay the remaining $5,375,000.

The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the Abacus Agreement and the 360 Energy Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, hereto and are incorporated herein by reference. Certain schedules and annexures to the Agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to supplementally furnish to the Securities and Exchange Commission (the “Commission”) a copy of any omitted schedule or annexure upon request.

The Agreements have been provided solely to inform investors of their terms. The representations, warranties and covenants contained in the Agreements were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the such agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Agreements and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, WES, Abacus or 360 Energy, or any of their respective subsidiaries or affiliates.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Credit Agreement

On January 14, 2015, the Company and its subsidiaries, as guarantors, entered into the Second Amendment (the “Second Amendment”) to the Credit Agreement (as amended, the “BMO Credit Agreement”), dated as of March 24, 2014, by and between the Company, the guarantors listed therein, and BMO Harris Bank National Association (“BMO Harris”). The BMO Credit Agreement governs the Company’s credit facility that includes a revolving line of credit and a delayed draw term loan facility.

The Second Amendment revised the BMO Credit Agreement to, among other things, permit the Abacus Acquisition and the 360 Energy Acquisition and the incurrence of the Notes and the 360 Energy Guaranty issued in connection with the Abacus Acquisition and the 360 Energy Acquisition and to add Abacus as a guarantor under the BMO Credit Agreement upon the closing of the Abacus Acquisition.

The Second Amendment also increased the amount available to the Company for borrowing under the delayed draw term loan facility from $2,500,000 to $3,000,000. In addition, the Second Amendment increased the interest rate under the delayed draw term loan facility by 25 basis points. Giving effect to the Second Amendment, borrowings under the delayed draw term loan facility will now bear interest, at the Company’s option, at (a) the base rate plus an applicable margin ranging between 1.25% and 1.75%, or (b) the LIBOR rate plus an applicable margin ranging between 2.25% and 2.75%. Borrowings under the revolving line of credit will continue to bear interest, at the Company’s option, at (a) the base rate plus an applicable margin ranging between 0.75% and 1.25%, or (b) the LIBOR rate plus an applicable margin ranging between 1.75% and 2.25%. The applicable margin is determined based on the Company’s total leverage ratio.

The Second Amendment also revised some of the covenants in the BMO Credit Agreement. As a result of the Second Amendment, the Company must maintain (A) a maximum total leverage ratio of not more than 2.25 for the first four fiscal quarters after the Abacus Acquisition and the 360 Energy Acquisition, and not more than 2.0 thereafter and (B) a minimum tangible net worth of at least (x) the greater of (1) $5.0 million and (2) 85% of actual tangible net worth of the Company as of March 31, 2015, plus (y) an amount equal to 50% of net income for the first fiscal quarter of 2015, and 50% of net income (only if positive) for each fiscal quarter ending thereafter, plus or minus (z) 80% of any adjustments to tangible net worth of the Company arising as a result of the consummation of the Abacus Acquisition and the 360 Energy Acquisition. The limit on the total consideration allowed for all permitted acquisitions (including potential future earn-out obligations) during the term of the BMO Credit Agreement was also reduced from $2.5 million to $1.5 million. In addition, the conditions required to extend the maturity date of the credit facility by one year to March 24, 2017 were amended to require that the Company have a trailing twelve month EBITDA (as defined in the BMO Credit Agreement) of not less than $10.0 million (previously $5.0 million) as of the end of the third fiscal quarter of 2015.

To finance the Acquisitions, the Company borrowed $2,000,000 under the delayed draw term loan facility. There are no outstanding borrowings under the revolving line of credit and all $7.5 million under the revolving line of credit and the remaining $1,000,000 under the delayed draw term loan facility are available for borrowing.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Issuance of Promissory Notes Pursuant to the Abacus Acquisition

On January 15, 2015, in connection with the completion of the Abacus Acquisition (as described in Item 2.01 above), WES issued promissory notes to Mark Kinzer (the “Kinzer Note”) and Steve Rubbert (the “Rubbert Note” and, together with the Kinzer Note, the “Abacus Notes”). The initial outstanding principal amounts of the Kinzer Note and the Rubbert Note are $625,000 and $625,000, respectively. The Notes provide for a fixed interest rate of 4% per annum. The Notes are fully amortizing and payable in equal monthly installments between January 15, 2015 and their January 15, 2017 maturity date.

The Abacus notes contain events of default provisions customary for documents of this nature.

Mr. Kinzer and Mr. Rubbert have entered into a Subordination Agreement, dated as of January 15, 2015, in favor of BMO Harris, pursuant to which any indebtedness under the Abacus Notes is subordinated to any indebtedness under the BMO Credit Agreement.

Issuance of Promissory Note Pursuant to the 360 Energy Acquisition

On January 15, 2015, in connection with the completion of the 360 Energy Acquisition (as described in Item 2.01 above), WES issued a promissory note to 360 Energy (the “360 Energy Note” and, together with the Abacus Notes, the “Notes”). The initial outstanding principal amount of the 360 Energy Note is $3,000,000. The 360 Energy Note provides for a fixed interest rate of 4% per annum. The 360 Energy Note is fully amortizing and payable in equal monthly installments between January 15, 2015 and its January 15, 2018 maturity date.

The 360 Energy Note contains events of default provisions customary for documents of this nature.

360 Energy has entered into a Subordination Agreement, dated as of January 15, 2015, in favor of BMO Harris, pursuant to which any indebtedness under the 360 Energy Note is subordinated to any indebtedness under the BMO Credit Agreement.

As discussed in Item 2.01 above, the Company has entered into the 360 Energy Guaranty which guarantees WES’s obligations under the 360 Energy Note.

Item 3.02                                           Unregistered Sale of Equity Securities.

On January 15, 2015, in connection with the completion of the Abacus Acquisition (as described in Item 2.01 above), the Company issued 37,879 shares of Common Stock to Mr. Kinzer and 37,879 shares of Common Stock to Mr. Rubbert (collectively, the “Abacus Stock Issuance”).

On January 15, 2015, in connection with the completion of the 360 Energy Acquisition (as described in Item 2.01 above), the Company issued 47,348 shares of Common Stock to 360 Energy.

The issuances of Common Stock in the Abacus Stock Issuance and the 360 Energy Stock Issuance were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

The information set forth above under Item 2.01 is hereby incorporated by reference in its entirety in this Item 3.02.

Item 7.01                                           Regulation FD Disclosure

On January 21, 2015, the Company issued a press release announcing the Abacus Acquisition and 360 Energy Acquisition. A copy of the press release is furnished on this 8-K as Exhibit 99.1. In the press release, the Company announced that it will host a conference call on January 21, 2015, at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time to discuss the Abacus Acquisition and the 360 Energy Acquisition.

Interested parties may participate in the conference call by dialing 888-452-4023 (719-785-1765 for international callers). When prompted, ask for the “Willdan Group, Inc., Acquisition Update.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through February 4, 2015 by dialing 888-203-1112 (719-457-0820 for international callers). The replay access code is 5616669.

Item 9.01                                           Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(d)                                 Exhibits.

The following exhibits are being filed as part of this report:

2.1                               Stock Purchase Agreement, by and among Willdan Energy Solutions, Abacus Resource Management Company, Willdan Group, Inc. and the shareholders of Abacus Resource Management Company, dated as of January 15, 2015

2.2                               Asset Purchase Agreement, by and among Willdan Energy Solutions, Willdan Group, Inc. and 360 Energy Engineers, LLC, dated as of January 15, 2015

4.1                               The Company agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument with respect to issues of long-term debt of Willdan Group, Inc. and its subsidiaries, the authorized principal amount of which does not exceed 10% of the consolidated assets of Willdan Group, Inc. and its subsidiaries.

10.1                        Second Amendment to the Credit Agreement, dated as of January 14, 2015, by and between Willdan Group, Inc. and BMO Harris Bank National Association

99.1                        Press Release of Willdan Group, Inc., dated January 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: January 21, 2015	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1

Stock Purchase Agreement, by and among Willdan Energy Solutions, Abacus Resource Management Company, Willdan Group, Inc. and the shareholders of Abacus Resource Management Company, dated as of January 15, 2015

2.2	Asset Purchase Agreement, by and among Willdan Energy Solutions, Willdan Group, Inc. and 360 Energy Engineers, LLC, dated as of January 15, 2015

4.1

The Company agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument with respect to issues of long-term debt of Willdan Group, Inc. and its subsidiaries, the authorized principal amount of which does not exceed 10% of the consolidated assets of Willdan Group, Inc. and its subsidiaries.

10.1	Second Amendment to the Credit Agreement, dated as of January 14, 2015, by and between Willdan Group, Inc. and BMO Harris Bank National Association

99.1	Press Release of Willdan Group, Inc., dated January 21, 2015